MONTHLY STATEMENT
_____________________________________________

FIRST DEPOSIT MASTER TRUST
SERIES 1993-1
_____________________________________________

Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993
(as amended and supplemented, the "Agreement"), as supplemented by the Series 1993-1 Supplement (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the First Deposit Master Trust (the "Trust") during the previous month.
The information which is required to be prepared for the Series 1993-1 Certificates with respect to the Distribution Date occurring on May 15, 1996, and with respect to the performance of the Trust during the month of April is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate
(a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.


(A) Information Regarding the Current Monthly Distribution for the Series 1993-1 Certificates (stated on the basis of $1,000 original certificate principal amount)

    (1)  The total amount distributed to Series 1993-1
         Certificateholders per $1,000 original certificate
         principal amount                                     $84.013889

    (2) The amount set forth in A (1) above distributed to Series 1993-1 Certificateholders with respect to interest per
         $1,000 original certificate principal amount          $0.680556

    (3) The amount set forth in A (1) above distributed to Series 1993-1 Certificateholders with respect to principal per
         $1,000 original certificate principal amount         $83.333333

B)   Information Regarding the Performance of the Trust

    (1)   Allocation of Receivables Collections to the Series 1993-1
     Certificates

         (a)  The aggregate amount of Finance Charge Receivables
              collected during the Monthly Period immediately preceding
              the Distribution Date                       $65,360,985.23


         (b) The aggregate amount of Principal Receivables collected during the Monthly Period immediately preceding the
              Distribution Date                          $242,948,579.36

         (c) The Floating Allocation Percentage with respect to the Series 1993-1 Certificates for the Monthly Period
              immediately preceding the Distribution Date      3.270583%

         (d) The Principal Allocation Percentage with respect to the Series 1993-1 Certificates for the Monthly Period
              immediately preceding the Distribution Date     13.082330%

         (e) The Finance Charge Receivables collected and allocated to the Series 1993-1 Certificates for the Monthly Period immediately preceding the Distribution Date $2,137,684.96

         (f) The Principal Receivables collected and allocated to the Series 1993-1 Certificates for the Monthly Period immediately preceding the Distribution Date $31,783,335.09

(2) Available Finance Charge Collections for Series 1993-1 for the Monthly Period immediately preceding the Distribution Date

        (a)  The Finance Charge Receivables collected and allocated to
             the Series 1993-1 Certificates                $2,137,684.96

        (b) Collection Account and Special Funding Account investment earnings allocated to the Series 1993-1
             Certificates                                     $93,675.00

        (c)  Additional Finance Charges from other Series allocated to
             the Series 1993-1 Certificates                        $0.00

        (d)  Available Finance Charge Collections for Series 1993-1
             (total of (a), (b) and (c) above)             $2,231,359.96

(3) Available Principal Collections for Series 1993-1 for the Monthly Period immediately preceding the Distribution Date

      (a)  The Principal Receivables collected and allocated to the
           Series 1993-1 Certificates                     $31,783,335.09

      (b)  Shared Principal Collections from other Series allocated to
           the Series 1993-1 Certificates                  $9,141,840.48

      (c)  Additional amounts to be treated as Available Principal
           Collections pursuant to the Series Supplement     $741,491.10

      (d)  Available Principal Collection for Series 1993-1 (total of
           (a), (b) and (c) above)                        $41,666,666.67

(4)   Delinquent Balances in the Trust

The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

      (a)   31-60 days             $ 62,141,374
      (b)   61-90 days               36,335,617
      (c)   91 or more days          60,934,948
      (d)   Total Delinquencies   $ 159,411,939

(5)   Defaulted Amount

      (a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding
            the Distribution Date                        $25,334,762.26

      (b) The aggregate amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding
            the Distribution Date                         $2,663,232.16

      (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date
            [Defaulted Receivables minus Recoveries]      $22,671,530.10

      (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 1993-1 Certificates
            (the "Investor Default Amount")                  $741,491.10

   (6)   Investor Charge-Offs

      (a)  The amount withdrawn, if any, under the Series
           Enhancement                                             $0.00

      (b)  The excess of the Investor Default Amount over the sum of
           (i) the Available Finance Charge Collections applied to such Investor Default Amount and (ii) the amount of the withdrawal, if any, under the Series Enhancement applied to such Investor Default Amount (an "Investor Charge-Off") $0.00

      (c) The amount of the Investor Charge-Off set forth in item 6(b) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each Series 1993-1 Certificateholder's
           investment)                                         $0.000000

      (d)  The total amount reimbursed to the Trust for such
           Distribution Date in respect of Investor Charge-Offs for
           prior Distribution Dates                                $0.00

      (e) The amount set forth in item 6(d) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Series 1993-1
            Certificateholder's investment)                    $0.000000

      (f) The amount, if any, by which the outstanding principal balance of the Series 1993-1 Certificates exceeds the Series 1993-1 Invested Amount as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions
            on such Distribution Date                              $0.00

   (7)  Investor Monthly Servicing Fee

      The amount of the Series 1993-1 Monthly Servicing Fee payable to
      the Servicer on the Distribution Date   $121,527.78

  (8)  Available Series Enhancement Amount

      (a) The Available Cash Collateral Amount for the Series 1993-1 Certificates as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related
           Transfer Date                                $15,000,000.00

      (b) The percentage of the Available Cash Collateral Amount to the Invested Amount of the Series 1993-1 Certificates as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
           Distribution Date and the related Transfer Date       36.00%

      (c) The amount of the Enhancement Invested Amount, if any, as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
           Distribution Date and the related Transfer Date        $0.00


   (9)  The Deficit Controlled Amortization Amount

        The Deficit Controlled Amortization Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer
        Date                                                       $0.00

C)   Invested Amount

   (1) The Invested Amount of the Series 1993-1 Certificates on the date of issuance (the "Initial Invested Amount") $500,000,000.00

   (2) The Invested Amount of the Series 1993-1 Certificates on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
        Distribution Date                                 $41,666,666.63

   (3) The Pool Factor for the Distribution Date (which represents the ratio of the Invested Amount of the Series 1993-1 Certificates as of such Distribution Date, after giving effect to any adjustment in the Invested Amount of the 1993-1 Certificates on such date, to the Initial Invested Amount of the Series 1993-1 Certificates). The amount of a Certificateholder's pro rata share of the Invested Amount can be determined by multiplying the original denomination of the Certificateholder's Certificate
        by the Pool Factor                                      0.083333

D)   Receivables Balances

   (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately
         preceding Monthly Period                         $3,777,513,784

   (2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately
         preceding Monthly Period                            $67,068,991

E)   Annualized Percentages

   (1) The Gross Yield (Available Finance Charge Collections for the Series 1993-1 Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1993-1 Certificates as of the last day of the next preceding Monthly
         Period, multiplied by 12)                                21.42%


   (2) The Net Loss Rate (the Investor Default Amount for the 1993-1 Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1993-1 Certificates as of the last day of the next preceding Monthly Period,
         multiplied by 12)                                      7.12%

   (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the Series 1993-1 Certificates for the preceding Monthly
         Period)                                               14.30%

   (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee for the preceding Monthly Period divided by the Invested Amount of the Series 1993-1 Certificates as of the last day of the next
         preceding Monthly Period, multiplied by 12)             4.43%

   (5) The Net Spread (the Portfolio Yield minus the Base Rate for the Series 1993-1 Certificates for the preceding
         Monthly Period)                                          9.87%

   (6) The Monthly Payment Rate (Collections of Principal Receivables and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of Receivables in the Trust as of the last day of the
         next preceding Monthly Period)                           7.93%







F)   Series 1993-1 Information for the Last Three Distribution Dates

   1)   Gross Yield

      a)  5/15/96      21.42%
      b)  4/15/96      21.41%
      c)  3/15/96      21.15%

   2)   Net Loss Rate

      a)  5/15/96      7.12%
      b)  4/15/96      5.10%
      c)  3/15/96      5.83%

   3)   Net Spread (Portfolio Yield Minus Base Rate)

      a)  5/15/96      9.87%
      b)  4/15/96      11.32%
      c)  3/15/96      10.00%

      Three Month Average      10.40%

   4)   Monthly Payment Rate

      a)  5/15/96      7.93%
      b)  4/15/96      7.59%
      c)  3/15/96      7.34%



                              FIRST DEPOSIT NATIONAL BANK,
                              Servicer


                              By /s/ David J. Petrini
                              Name:  David J. Petrini
                              Title: Vice President and
                              Senior Financial Officer



93-1MS.DOC1